Exhibit 99.1

PRESS RELEASE

WASTE SERVICES ANNOUNCES RECORD FOURTH QUARTER RESULTS
•	Record Revenue and Adjusted EBITDA.

•	Record Adjusted EBITDA margins.

•	Internal revenue growth from price and volume for the quarter of 6.8%.

•	Record pre-tax income and net income from continuing operations.
BURLINGTON, Ontario, February 27, 2008, PRNewswire-FirstCall — Waste Services, Inc. (Nasdaq: WSII) today announced financial results for the three months ended December 31, 2007. The quarter was highlighted by strong top line growth and continued margin expansion:
•	Revenue growth of 30.5% to $130.1 million compared to $99.7 million in 2006.

•	Internal revenue growth was 6.8%, made up of 4.3% price, 1.4% fuel surcharge, 1.1% volume.

•	Acquisitions net of divestitures added $21.0 million of revenue or 21.1%, while the net expiration of municipal contracts accounted for a $4.3 million reduction or 4.3%.

•	Operating income and Adjusted EBITDA expanded to $13.8 million and $28.9 million with margins of 10.6% and 22.2%, respectively.
The December 31, 2007 fiscal year results are highlighted by:
•	Revenue growth of 24.8% to $488.3 million compared to $391.4 million in 2006.

•	Internal revenue growth was 5.5%, made up of 4.7% price, 0.5% fuel surcharge, 0.3% volume.

•	Acquisitions net of divestitures added $72.8 million of revenue or 18.6%, while the expiration of low margin municipal contracts net of new higher margin municipal contracts accounted for a $8.9 million reduction or 2.3%.

•	Operating income and Adjusted EBITDA expanded to $44.7 million and $110.3 million with margins improving to 9.2% and 22.6%, respectively.
David Sutherland-Yoest, Waste Services Chairman and Chief Executive Officer, stated, “The company continues to reach new important milestones, reporting record financial results for the 16th consecutive quarter and positive free cash flow and record operating income and EBITDA for the full year. Our strong internal revenue growth results demonstrate the power of our assets to grow revenue throughout our operational footprint. We look forward to continued success as our prior achievements and investments begin to reflect in our operating results in 2008 and beyond.”

2008 Outlook
Waste Services also announced today the following guidance for 2008:
•	Revenue in the range of $480 million to $500 million (excluding Jacksonville; as compared to pro forma 2007 revenue of $461 million).

•	Organic revenue growth of 5% to 6%.

•	EBITDA in the range of $110 million to $115 million (excluding Jacksonville; as compared to pro forma 2007 EBITDA of $96 million).

•	Adjusted EBITDA in the range of $115 million to $120 million.

•	Operating income in the range of $55 million to $65 million.

•	Pre-tax income in the range of $20 million to $25 million.

•	Normalized EPS(1) from continuing operations in the range of $0.30 to $0.35 per share.

•	Reported EPS from continuing operations in the range of $0.10 to $0.15 per share.

•	Capital spending is expected to be in the range of $55 million to $60 million.
This guidance assumes: (i) the completion of the Jacksonville divestiture and no further acquisitions or divestitures, (ii) no significant deterioration in economic conditions in Florida or Canada, and (iii) no significant change in exchange rates. Guidance will be adjusted upon announcement of any unusual or non-recurring items as the year progresses.

(1)	Normalized EPS is defined as earnings per share as adjusted to reflect the average statutory income tax rate estimated at 36%.

Reconciliation of Non-GAAP Measures:
The following table reconciles the differences between net loss, as determined under US GAAP, and EBITDA from continuing operations, a non-GAAP financial measure (in thousands) (unaudited):

	For The Three Months		For The Year
	Ended December 31,		Ended December 31,
	2007	2006	2007	2006

Net income (loss) from continuing operations	$143	$(9,611)	$(10,377)	$(46,749)
Income tax provision	3,819	4,435	14,437	12,820
Preferred stock dividends and amortization of issue costs	—	4,860	—	19,653
Interest expense	9,861	8,104	40,679	30,981
Depreciation, depletion and amortization	14,809	11,491	58,044	41,185

EBITDA from continuing operations(1)	$28,632	$19,279	$102,783	$57,890

The following table reconciles the differences between EBITDA and Adjusted EBITDA, as defined in our credit agreement, for the three and twelve months ended December 30, 2007 and 2006 (in thousands) (unaudited):

	For The Three Months		For The Year
	Ended December 31,		Ended December 31,
	2007	2006	2007	2006

EBITDA from continuing operations(1)	$28,632	$19,279	$102,783	$57,890
Adjustments to EBITDA from continuing operations (as defined per credit agreement):
Non-cash items(2)	418	(242)	3,131	10,276
Other excludable expenses(3)	(130)	2,037	4,347	7,369

Adjusted EBITDA from continuing operations(1)	$28,920	$21,074	$110,261	$75,535

(1)	EBITDA from continuing operations and EBITDA from continuing operations as defined in our credit agreement (“Adjusted EBITDA from continuing operations”) are non-GAAP measures used by management to measure performance. We also believe that EBITDA from continuing operations and Adjusted EBITDA from continuing operations may be used by certain investors to analyze and compare our operating performance between accounting periods and against the operating results of other companies that have different financing and capital structures or tax rates and to measure our ability to service our debt. In addition, management uses EBITDA from continuing operations, among other things, as an internal performance measure. Our lenders also use Adjusted EBITDA from continuing operations to measure our ability to service and/or incur additional indebtedness under our credit facilities. However, EBITDA from continuing operations and Adjusted EBITDA from continuing operations should not be considered in isolation or as a substitute for net income, cash flows or other financial statement data prepared in accordance with US GAAP or as a measure of our performance, profitability or liquidity. EBITDA from continuing operations and Adjusted EBITDA from continuing operations are not calculated under US GAAP and therefore are not necessarily comparable to similarly titled measures of other companies.

(2)	Non-cash adjustments primarily include impairment of deferred acquisition costs, stock-based compensation expense and gains and losses on foreign exchange and asset sales.

(3)	Other excludable expenses adjustments include professional fees for certain litigation, severance and other non-recurring costs.

We will host an investor and analyst conference call on Thursday, February 28, 2008 at 8:30 a.m. (EST) to discuss the results of today’s earnings announcement. If you wish to participate in this call, please phone 800-901-5231 (US and Canada) or 617-786-2961 (International) and enter passcode number 88969942. To hear a web cast of the call over the Internet, access the Home page of our website at www.wasteservicesinc.com. A post-view of the call will be available until March 13, 2008 by phoning 888-286-8010 (US and Canada) or
617-801-6888 (International) and entering passcode number 74513469. The web cast will also be available on our website.
Safe Harbor for Forward-Looking Statements
Certain matters discussed in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements describe the company’s future plans, objectives and goals. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from the plans, objectives and goals set forth in this press release. Factors which could materially affect such forward-looking statements can be found in the company’s periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in the company’s Form 10-K for the year ended December 31, 2007. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.
The forward-looking statements made in this press release are only made as of the date hereof and Waste Services undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
This release does not constitute an offer to sell or the solicitation of any offer to buy any securities. The company’s securities may not be offered or sold in the United States absent a registration or applicable exemption from registration requirements under applicable state and federal securities laws.
Waste Services, Inc., a Delaware corporation, is a multi-regional, integrated solid waste services company that provides collection, transfer, disposal and recycling services in the United States and Canada. The company’s website is www.wasteservicesinc.com. Information on the company’s website does not form part of this press release.
For information contact:
Edwin D. Johnson
Executive Vice President and Chief Financial Officer
Waste Services, Inc.
561-237-3400

WASTE SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006

Revenue	$130,136	$99,706	$488,294	$391,409

Operating and other expenses:
Cost of operations (exclusive of depreciation, depletion and amortization)	84,262	66,228	319,740	267,601
Selling, general and administrative expense (exclusive of depreciation, depletion and amortization)	17,373	14,280	65,852	58,362
Deferred acquisition costs	—	—	—	5,612
Depreciation, depletion and amortization	14,809	11,491	58,044	41,185
Foreign exchange loss (gain) and other	(131)	(81)	(81)	1,944

Income from operations	13,823	7,788	44,739	16,705
Interest expense	9,861	8,104	40,679	30,981
Cumulative mandatorily redeemable preferred stock dividends and amortization of issue costs	—	4,860	—	19,653

Income (loss) from continuing operations before income taxes	3,962	(5,176)	4,060	(33,929)
Income tax provision	3,819	4,435	14,437	12,820

Net income (loss) from continuing operations	143	(9,611)	(10,377)	(46,749)
Net loss from discontinued operations, net of tax of $0	(155)	(485)	(1,130)	(1,782)
Loss on sale of discontinued operations, net of tax of $0	—	—	(11,607)	—

Net loss	$(12)	$(10,096)	$(23,114)	$(48,531)

Basic and diluted loss per share:
Income (loss) per share - continuing operations	$—	$(0.25)	$(0.22)	$(1.32)
Loss per share - discontinued operations	—	(0.02)	(0.28)	(0.05)

Basic and diluted loss per share	$—	$(0.27)	$(0.50)	$(1.37)

Weighted average common shares outstanding
Basic	46,075	37,788	46,007	35,354
Diluted	46,163	37,788	46,007	35,354

WASTE SERVICES, INC.
SUPPLEMENTAL UNAUDITED BALANCE SHEET AND CASH FLOW DATA
(In thousands)
Balance Sheet Data:

	December 31,	December 31,
	2007	2006

Cash	$20,706	$8,532
Current assets	$99,406	$71,119
Total assets	$938,488	$865,063
Current liabilities	$95,375	$86,358
Debt:
Senior secured credit facilities:
Revolver	$—	$—
Term loan	273,910	245,260
Senior subordinated notes	160,000	160,000
Other notes	10,530	4,828

Total debt	$444,440	$410,088
Shareholders’ equity	$350,595	$339,357
Cash Flow Data:

	Year Ended December 31,
	2007	2006

Cash flows provided by continuing operations	$61,760	$34,005
Cash flows used in investing activities for continuing operations	$82,925	$144,676
Cash flows from financing activities of continuing operations	$33,608	$109,804
Capital expenditures from continuing operations	$60,949	$44,662

WASTE SERVICES, INC.
SUPPLEMENTAL UNAUDITED GROWTH RATES AND COUNTRY DATA
(In thousands)

Waste Services, Inc
Revenue Growth
For The Quarter Ended December 31, 2007
(in thousands)

Total Revenue, December 31, 2006	$99,706
Impact on revenue from changes in:
Price	5,695	5.7%
Volume	1,060	1.1%
Acqusition / Disposition	21,021	21.1%
Gain / Loss of Contracts	(4,310)	-4.3%
Other	(810)	-0.8%
Foreign currency impact	7,774	7.8%

Total Revenue, December 31, 2007	$130,136

Waste Services, Inc.
Revenue Growth
For The Year Ended December 31, 2007
(in thousands)

Total Revenue, December 31, 2006	$391,409
Impact on revenue from changes in:
Price	20,402	5.2%
Volume	1,211	0.3%
Acqusition/Disposition	72,755	18.6%
Gain/Loss of Contracts	(8,875)	-2.3%
Other	(209)	-0.1%
Foreign currency impact	11,601	3.0%

Total Revenue, December 31, 2007	$488,294

COUNTRY DATA
(In thousands)

	Three Months Ended December 31, 2007
	US		Canada		Total

Revenue	$68,721	100.0%	$61,415	100.0%	$130,136	100.0%
Operating expenses:
Cost of operations	44,013	64.0%	40,249	65.5%	84,262	64.7%
Selling, general and administrative expense	9,027	13.1%	8,346	13.6%	17,373	13.3%
Depreciation, depletion and amortization	9,256	13.6%	5,553	9.1%	14,809	11.5%
Foreign exchange gain and other	(67)	-0.1%	(64)	-0.1%	(131)	-0.1%

Income from continuing operations	$6,492	9.4%	$7,331	11.9%	$13,823	10.6%

	Three Months Ended December 31, 2006
	US		Canada		Total

Revenue	$50,441	100.0%	$49,265	100.0%	$99,706	100.0%
Operating expenses:
Cost of operations	33,229	65.8%	32,999	67.0%	66,228	66.4%
Selling, general and administrative expense	8,331	16.5%	5,949	12.1%	14,280	14.3%
Depreciation, depletion and amortization	6,827	13.5%	4,664	9.5%	11,491	11.5%
Foreign exchange (gain) loss and other	416	1.0%	(497)	-1.0%	(81)	-0.1%

Income from continuing operations	$1,638	3.2%	$6,150	12.5%	$7,788	7.8%

WASTE SERVICES, INC.
UNAUDITED COUNTRY DATA- (Continued)
(In thousands)

	Year Ended December 31, 2007
	US		Canada		Total

Revenue	$266,231	100.0%	$222,063	100.0%	$488,294	100.0%
Operating expenses:
Cost of operations	172,417	64.8%	147,323	66.3%	319,740	65.5%
Selling, general and administrative expense	33,707	12.7%	28,150	12.7%	61,857	12.7%
Severance and related costs	3,995	1.5%	—	0.0%	3,995	0.8%
Depreciation, depletion and amortization	38,415	14.4%	19,629	8.8%	58,044	11.9%
Foreign exchange (gain) loss and other	270	0.1%	(351)	-0.1%	(81)	-0.1%

Income from continuing operations	$17,427	6.5%	$27,312	12.3%	$44,739	9.2%

	Year Ended December 31, 2006
	US		Canada		Total

Revenue	$203,381	100.0%	$188,028	100.0%	$391,409	100.0%
Operating expenses:
Cost of operations	139,425	68.6%	128,176	68.2%	267,601	68.4%
Selling, general and administrative expense	34,946	17.2%	23,416	12.5%	58,362	14.9%
Deferred acquisition costs	439	0.2%	5,173	2.8%	5,612	1.4%
Depreciation, depletion and amortization	23,803	11.7%	17,382	9.1%	41,185	10.5%
Foreign exchange loss and other	445	0.2%	1,499	0.8%	1,944	0.5%

Income from continuing operations	$4,323	2.1%	$12,382	6.6%	$16,705	4.3%